EXHIBIT 16

                     LETTER REGARDING CHANGE IN ACCOUNTANTS


                         [COOPERS & LYBRAND LETTERHEAD]

August 6, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the disclosures made by Oregon Trial Financial Corp. contained in the Form S-1, File no. 333-30051, under the caption "Change in Accountants." We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.